UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 14, 2014

JPMORGAN CHASE & CO.

(Exact Name of Registrant as Specified in Charter)

DELAWARE

(State or Other Jurisdiction of Incorporation)

001-05805	13-2624428
(Commission File Number)	(IRS Employer Identification No.)

270 Park Avenue, New York, NY	10017
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

(212) 270-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

On March 14, 2014, JPMorgan Chase & Co. (the “Company”) entered into (i) a Subordinated Indenture, dated as of March 14, 2014 (the “Subordinated Indenture”), between the Company and U.S. Bank Trust National Association, as Trustee, relating to subordinated debt securities of the Company and (ii) a Master Agency Agreement, dated March 14, 2014 (the “Master Agency Agreement”), between the Company and J.P. Morgan Securities LLC, as Lead Agent, with respect to the offer and sale from time to time by the Company of an indeterminate aggregate principal amount of the Company’s Senior Medium-Term Notes, Series H and Subordinated Medium-Term Notes, Series E (together, the “Notes”). The Notes have been registered under the Securities Act of 1933, as amended, pursuant to a registration statement on Form S-3 filed by the Company on October 11, 2013. The Subordinated Indenture, the Master Agency Agreement and the legal opinion as to the legality of the Notes are being filed as Exhibits 4.1, 1.1 and 5.1, respectively, to this report.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

1.1	Master Agency Agreement, dated as of March 14, 2014, between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as Agent

4.1	Subordinated Indenture, dated as of March 14, 2014, between JPMorgan Chase & Co. and U.S. Bank Trust National Association, as Trustee

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the Senior Medium-Term Notes, Series H and Subordinated Medium-Term Notes, Series E

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JPMORGAN CHASE & CO.
(Registrant)

By:	/s/ Anthony J. Horan
	Name:	Anthony J. Horan
	Title:	Corporate Secretary

Dated: March 14, 2014

EXHIBIT INDEX

Exhibit Number	Description

1.1	Master Agency Agreement, dated as of March 14, 2014, between JPMorgan Chase & Co. and J.P. Morgan Securities LLC, as Agent

4.1	Subordinated Indenture, dated as of March 14, 2014, between JPMorgan Chase & Co. and U.S. Bank Trust National Association, as Trustee

5.1	Opinion of Simpson Thacher & Bartlett LLP as to the legality of the Senior Medium-Term Notes, Series H and Subordinated Medium-Term Notes, Series E

4